UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 20, 2019

OLD DOMINION ELECTRIC COOPERATIVE

(Exact name of Registrant as Specified in Its Charter)

Virginia	000-50039	23-7048405
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4201 Dominion Boulevard Glen Allen, Virginia		23060
(Address of Principal Executive Offices)		(Zip Code)

(804) 747-0592

(Registrant’s Telephone Number, Including Area Code)

N/A

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: NONE

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.  Entry into a Material Definitive Agreement

See Item 5.02 below.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c)  On December 20, 2019, Old Dominion Electric Cooperative (“ODEC”) entered into an employment agreement with Mr. Marcus M. Harris, President and Chief Executive Officer of ODEC.  The commencement date of the agreement is January 1, 2020.  This agreement supersedes his previous employment agreement dated February 21, 2018.

The employment agreement is for a term of three years, with an automatic one-year extension unless Mr. Harris or ODEC gives written notice one year prior to the expiration date of the agreement.  The agreement provides that he will receive an annual compensation of $775,000, effective as of January 1, 2020, subject to annual adjustment by the board of directors of ODEC.  The board of directors also may grant Mr. Harris an annual bonus at its discretion.  Mr. Harris will be entitled to participate in all benefit plans available to the employees of ODEC.

Under the agreement, if Mr. Harris voluntarily terminates his employment following a material breach by ODEC or ODEC terminates his employment without specified cause, ODEC will pay Mr. Harris compensation at the rate in effect on the date of termination for one additional year from the date of termination, plus medical insurance benefits, with limited exceptions.

A copy of the employment agreement is attached as Exhibit 10.1.

Item 9.01  Financial Statements and Exhibits

(d)  Exhibits

The Exhibit listed below is being furnished with this Form 8-K.

Exhibit No.	Description
10.1	Employment agreement as of January 1, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OLD DOMINION ELECTRIC COOPERATIVE
Registrant

Date: December 23, 2019	/s/ Bryan S. Rogers
Bryan S. Rogers
Senior Vice President and Chief Financial Officer
(Principal Financial Officer)

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